FirstMerit Corporation Reports First Quarter 2014 EPS Results

Exhibit 99.1

FOR IMMEDIATE RELEASE

FirstMerit Corporation
Analysts: Thomas O’Malley/Investor Relations Officer
Phone: 330.384.7109
Media Contact: Robert Townsend/Media Relations Officer
Phone: 330.384.7075
FirstMerit Reports First Quarter 2014 EPS of $0.31 Per Share
Quarterly Highlights include:

•	Profitability Sustained: 60th consecutive quarter of profitability.

•	Organic growth continued: Total loan growth of $307.6 million, or 2.15% from the prior quarter.

•	Credit quality remained solid: Net charge-offs to average originated loans of 0.31%; nonperforming assets as a percent of period end originated loans plus other real estate at 0.58%.

•	Balance sheet remained strong: Strong tangible common equity ratio at 7.69%.

Akron, Ohio (April 22, 2014) - FirstMerit Corporation (Nasdaq: FMER) (the "Corporation") reported first quarter 2014 net income of $53.5 million, or $0.31 per diluted share. This compares with $57.2 million, or $0.33 per diluted share, for the fourth quarter 2013 and $37.3 million, or $0.33 per diluted share, for the first quarter 2013. Included in noninterest expense for the first quarter 2014 were approximately $1.0 million of pre-tax merger related costs compared to approximately $6.0 million for the fourth quarter of 2013.

Returns on average common equity (“ROE”) and average assets (“ROA”) for the first quarter 2014 were 7.93% and 0.90%, respectively, compared with 8.48% and 0.94%, respectively, for the fourth quarter 2013 and 8.83% and 1.01%, respectively, for the first quarter 2013.

“The results of the first quarter of 2014 reflected our continued focus on our business strategy of providing the products of a much larger bank through local community bankers throughout our Midwest markets. The first quarter also began our first calendar year operating across five Midwest states and FirstMerit’s customer acceptance in Michigan and Wisconsin validates our strategy of entering those markets. Across the Corporation, our balance sheet reflects solid credit metrics as well as loan and core deposit increases representative of our primary focus on disciplined organic growth,” said Paul Greig, chairman, president and CEO, FirstMerit Corporation.

FirstMerit Corporation Reports First Quarter 2014 EPS Results

Except as noted, the Citizens Republic Bancorp ("Citizens") acquisition is primarily contributing to the increases over the prior year period in the income statement and balance sheets. Citizens' results of operations are included in the reported current year to date period results since the date of acquisition, April 12, 2013.

"Acquired loans", as used herein, are those assumed in the Citizens acquisition. As used herein, "originated loans" refer to loans that have been originated in the normal course of business and "covered loans" refer to loans covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.

Net Interest Income

Net interest income on a fully tax-equivalent (“TE”) basis was $197.9 million in the first quarter 2014 compared with $202.1 million in the fourth quarter 2013 and $114.4 million in the first quarter 2013.

Net interest margin was 3.84% for the first quarter 2014 compared with 3.89% for the fourth quarter 2013 and 3.46% for the first quarter 2013. First quarter 2014 net interest margin compression compared with the fourth quarter 2013 was primarily driven by declining volume in the acquired and covered loan portfolios and lower day count, partially offset by increased volume of originated loans, higher investment portfolio yields and lower deposit costs.

Average originated loans were $10.4 billion during the first quarter 2014, an increase of $459.8 million, or 4.60%, compared with the fourth quarter 2013, and an increase of $1.7 billion, or 19.61%, compared with the first quarter 2013. Average originated commercial loans increased $293.3 million, or 4.49%, compared with the prior quarter, and increased $959.7 million, or 16.38%, compared with the year ago quarter.

Average deposits were $19.6 billion during the first quarter 2014, an increase of $0.1 billion, or 0.61%, compared with the fourth quarter 2013, and an increase of $7.8 billion, or 66.56%, compared with the first quarter 2013. During the first quarter 2014, average core deposits, which exclude time deposits, increased $0.3 billion, or 1.58%, compared with the fourth quarter 2013 and increased $6.8 billion, or 64.78%, compared with the first quarter 2013. Average time deposits decreased $148.7 million, or 5.83%, and increased $1.1 billion, or 80.46%, respectively, over the prior and year-ago quarters. For the first quarter 2014, average core deposits accounted for 87.76% of total average deposits, compared with 86.93% for the fourth quarter 2013 and 88.71% for the first quarter 2013.

Average investments increased $182.9 million, or 2.90%, compared with the fourth quarter 2013 and increased $2.8 billion, or 75.35% compared with the first quarter 2013.

Noninterest Income

Noninterest income, excluding gains and losses on securities transactions, for the first quarter 2014 was $67.2 million, a decrease of $5.2 million, or 7.19%, from the fourth quarter 2013 and an increase of $9.8 million, or 17.10%, from the first quarter 2013. Noninterest income trends for the recent quarter reflected a slowdown in customer activity across most income categories. Severe weather conditions throughout the Corporation’s footprint factored into these trends. Included in noninterest income in the first quarter 2014 was $1.6 million of gains on covered loans paid in full, compared to $0.8 million and $5.0 million in the fourth quarter 2013 and first quarter 2013, respectively.

Noninterest income, excluding net securities gains and losses, as a percentage of net revenue for the first quarter 2014 was 25.36% compared with 26.38% for fourth quarter 2013 and 33.42% for the first quarter 2013.

FirstMerit Corporation Reports First Quarter 2014 EPS Results

Net revenue is defined as net interest income, on an TE basis, plus other income, excluding gains and losses from securities sales.

Noninterest Expense

Noninterest expense for the first quarter 2014 was $169.3 million, a decrease of $9.3 million, or 5.20%, from the fourth quarter 2013 and an increase of $63.2 million, or 59.53%, from the first quarter 2013. Overall expense trends compared with the prior quarter were favorable despite higher than usual snow removal and utility costs due to the severe weather throughout the quarter and across the Corporation’s entire footprint. Included in noninterest expense in the first quarter 2014, fourth quarter 2013 and first quarter 2013 were merger related costs associated with the Citizens acquisition of $1.0 million, $6.0 million and $3.6 million, respectively. The Corporation's efficiency ratio was 62.77% for the first quarter 2014, compared with 64.08% for the fourth quarter 2013 and 61.61% for the first quarter 2013.

The effective tax rate was 30.85% for the first quarter 2014 compared with 30.12% for the fourth quarter 2013 and 29.07% for the first quarter 2013.

The Corporation early adopted an amendment to U.S. generally accepted accounting principles in the first quarter 2014 related to the accounting for affordable housing projects that qualify for the low-income housing tax credit. Amortization of the initial investment cost of qualifying projects is now recorded in the provision for income taxes together with the tax credits and benefits received. Previously, the amortization was recorded as other noninterest expense. All prior period amounts have been restated to reflect the adoption of the amendment, which resulted in an offsetting decrease to other noninterest expense and increase to the provision for income taxes of approximately $1.0 million in the first quarter 2014 and $0.8 million in the fourth quarter 2013 and first quarter 2013.

Asset Quality (excluding acquired loans and covered assets)

Due to the impact of business combination accounting and protection against credit risk from FDIC loss sharing agreements, acquired loans and covered assets are excluded from the asset quality discussion to provide for improved comparability to prior periods and better perspective into asset quality trends. Acquired loans are recorded at fair value at the date of acquisition with no allowance brought forward in accordance with business combination accounting. Impaired acquired and covered loans are considered to be performing due to the application of the accretion method under the applicable accounting guidance.

Net charge-offs on originated loans totaled $8.0 million, or 0.31% of average originated loans in the first quarter 2014, compared with $3.4 million, or 0.13% of average originated loans, in the fourth quarter 2013 and $5.9 million, or 0.27% of average originated loans, in the first quarter 2013. Quarterly charge-offs on originated loans were elevated this quarter as a result of one commercial credit.

Nonperforming assets totaled $62.7 million at March 31, 2014, an increase of $1.8 million, or 3.00%, compared with December 31, 2013 and an increase of $10.5 million, or 20.06%, compared with March 31, 2013. Nonperforming assets at March 31, 2014 represented 0.58% of period-end originated loans plus other real estate compared with 0.60% at December 31, 2013 and 0.59% at March 31, 2013.

The allowance for originated loan losses totaled $92.1 million at March 31, 2014. At March 31, 2014, the allowance for originated loan losses was 0.85% of period-end originated loans compared with 0.94% at December 31, 2013 and 1.13% at March 31, 2013. The allowance for credit losses is the sum of the allowance for originated loan losses and the reserve for unfunded lending commitments. For comparative purposes, the

FirstMerit Corporation Reports First Quarter 2014 EPS Results

allowance for credit losses was 0.92% of period end originated loans at March 31, 2014, compared with 1.02% at December 31, 2013 and 1.18% at March 31, 2013. The allowance for credit losses to nonperforming loans was 229.23% at March 31, 2014, compared with 247.35% at December 31, 2013 and 254.32% at March 31, 2013.

Balance Sheet

The Corporation’s total assets at March 31, 2014 were $24.5 billion, an increase of $586.6 million, or 2.45%, compared with December 31, 2013 and an increase of $9.2 billion, or 60.41%, compared with March 31, 2013.

Total deposits were $19.8 billion at March 31, 2014, an increase of $278.1 million, or 1.42%, from December 31, 2013 and an increase of $7.9 billion, or 66.12%, from March 31, 2013. Core deposits totaled $17.4 billion at March 31, 2014, an increase of $354.8 million, or 2.08%, from December 31, 2013 and an increase of $6.8 billion, or 64.06%, from March 31, 2013.

Shareholders’ equity was $2.7 billion as of March 31, 2014 and December 31, 2013 and $1.8 billion as of March 31, 2013. The increase from the prior year mainly reflects the addition of $928.3 million in equity from the Citizen acquisition. The Corporation maintained a strong capital position as tangible common equity to assets was 7.69% at March 31, 2014, compared with 7.70% at December 31, 2013 and 8.03% at March 31, 2013. The common cash dividend per share paid in the first quarter 2014 was $0.16.

Acquisition Update

The Citizens' acquisition was considered a business combination and accounted for under FASB Accounting Standard Codification 805, Business Combinations (ASC 805). All acquired assets and liabilities were recorded at their estimated fair values as of the date of acquisition and identifiable intangible assets were recorded at their estimated fair value. Estimated fair values are considered preliminary and, in accordance with ASC 805, are subject to change up to one year after the acquisition date. This allows for adjustments to the initial purchase entries if additional information relative to closing date fair values becomes available, and we continue to analyze our estimates of the fair values of the assets acquired and the liabilities assumed. Material adjustments to acquisition date estimated fair values are recorded in the period in which the acquisition occurred and, as a result, previously reported results are subject to change. Certain reclassifications of prior periods’ amounts may also be made to conform to the current period’s presentation and would have no effect on previously reported net income amounts.

During the quarter ended March 31, 2014, we obtained additional information that resulted in changes to certain acquisition-data fair value estimates relating to the Citizens' acquisition. These purchase accounting adjustments have resulted in an increase to goodwill of approximately $1.9 million from the prior quarter and was recognized as of the date of the Citizens' acquisition, April 12, 2013. Prior period amounts appropriately reflect these adjustments.

First Quarter 2014 Conference Call

FirstMerit (Nasdaq: FMER) senior management will host an earnings conference call today at 11:00 a.m. (Eastern Time) to provide an overview of first quarter results and highlights. To participate in the conference call, please dial (888) 693-3477 ten minutes before start time and provide the reservation number: 31595410. A replay of the conference call will be available at approximately 2:00 p.m. (Eastern Time) on April 22, 2014 through May 6, 2014 by dialing (855) 859-2056, and entering the PIN: 31595410. The

FirstMerit Corporation Reports First Quarter 2014 EPS Results

Corporation will provide a slide presentation, which management will speak to during the conference call. A copy of the presentation will be available at https://www.firstmerit.com/personal/investors.aspx; click on the Presentations link to access the slide presentation.

Non-GAAP Measures: This news release contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Corporation's management uses these non-GAAP measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes that these non-GAAP measures provide a greater understanding of ongoing operations of the Corporation and enhance comparability of results with prior periods, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. The Corporation believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. The Corporation's management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Corporation's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

About FirstMerit Corporation

FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of approximately $24.5 billion as of March 31, 2014, and 401 banking offices and 429 ATM locations in Ohio, Michigan, Wisconsin, Illinois and Pennsylvania. FirstMerit provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal affiliates include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation and FirstMerit Title Agency, Ltd.

Subsequent Events

The Corporation is required under generally accepted accounting principles to evaluate subsequent events through the filing of the its consolidated financial statements for the quarter ended March 31, 2014 on Form 10-Q. As a result, the Corporation will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of March 31, 2014 and will adjust amounts preliminarily reported, if necessary.

FirstMerit Corporation Reports First Quarter 2014 EPS Results

Forward-Looking Statements

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Corporation, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Corporation's business, competitive pressures, changes in accounting, tax or regulatory practices or requirements, the Corporation's ability to realize the synergies and benefits contemplated by the acquisition of Citizens, such as it being accretive to earnings and expanding the Corporation's geographic presence, in the time frame anticipated or at all, and those risk factors detailed in the Corporation's periodic reports filed with the Securities and Exchange Commission. The Corporation undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

FirstMerit Corporation Reports First Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Consolidated Financial Highlights (a)
(Unaudited)			Quarters
(Dollars in thousands, except per share amounts)	2014	2013	2013	2013	2013
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
EARNINGS
Net interest income TE (b)	$197,854	$202,145	$207,079	$201,605	$114,376
TE adjustment (b)	3,954	4,077	3,739	3,574	3,027
Provision for originated loan losses	3,654	1,552	2,523	3,151	5,808
Provision for acquired loan losses	7,827	5,515	2,033	—	—
Provision for covered loan losses	3,055	2,983	1,823	4,158	4,138
Noninterest income	67,270	72,420	71,090	69,439	57,392
Noninterest expense	169,331	178,620	210,599	188,888	106,146
Net income	53,455	57,174	40,715	48,450	37,346
Diluted EPS (d)	0.31	0.33	0.23	0.29	0.33
PERFORMANCE RATIOS
Return on average assets (ROA)	0.90%	0.94%	0.67%	0.85%	1.01%
Return on average equity (ROE)	7.93%	8.48%	6.07%	7.56%	8.83%
Return on average tangible common equity (e)	11.98%	12.96%	9.29%	11.49%	12.76%
Net interest margin TE (b)	3.84%	3.89%	4.05%	4.12%	3.46%
Efficiency ratio (f)	62.77%	64.08%	74.64%	68.10%	61.61%
Number of full-time equivalent employees	4,521	4,570	4,666	4,619	2,767
MARKET DATA
Book value per common share	$16.62	$16.38	$16.08	$16.06	$15.99
Tangible book value per common share (e)	11.03	10.77	10.47	10.43	10.83
Period-end common share market value	20.83	22.23	21.72	20.03	16.54
Market as a % of book	125%	136%	135%	125%	103%
Cash dividends per common share	$0.16	$0.16	$0.16	$0.16	$0.16
Common Stock dividend payout ratio	51.61%	48.48%	69.57%	55.17%	48.48%
Average basic common shares	165,060	165,054	165,044	157,863	109,689
Average diluted common shares	166,004	166,097	165,874	158,390	110,238
Period end common shares	165,087	165,056	165,045	165,045	109,746
Common shares repurchased	51	17	7	168	26
Common Stock market capitalization	$3,438,762	$3,669,195	$3,584,777	$3,305,851	$1,815,199
ASSET QUALITY (excluding acquired and covered loans) (c)
Gross charge-offs	$13,160	$9,913	$8,515	$10,969	$10,776
Net charge-offs	8,022	3,359	2,877	3,349	5,907
Allowance for originated loan losses	92,116	96,484	98,291	98,645	98,843
Reserve for unfunded lending commitments	7,481	7,907	8,493	8,114	4,941
Nonperforming assets (NPAs)	62,711	60,883	55,426	66,177	52,231
Net charge-offs to average loans ratio	0.31%	0.13%	0.12%	0.15%	0.27%
Allowance for originated loan losses to period-end loans	0.85%	0.94%	1.00%	1.08%	1.13%
Allowance for credit losses to period-end loans	0.92%	1.02%	1.09%	1.17%	1.18%
NPAs to loans and other real estate	0.58%	0.60%	0.57%	0.72%	0.59%
Allowance for originated loan losses to nonperforming loans	212.01%	228.62%	276.19%	216.97%	242.21%
Allowance for credit losses to nonperforming loans	229.23%	247.35%	300.06%	234.82%	254.32%
CAPITAL & LIQUIDITY
Period-end tangible common equity to assets (e)	7.69%	7.70%	7.41%	7.58%	8.03%
Average equity to assets	11.32%	11.12%	11.08%	11.28%	11.45%
Average equity to total loans	19.04%	18.81%	18.97%	18.95%	17.88%
Average total loans to deposits	73.11%	72.84%	72.11%	74.04%	81.36%
AVERAGE BALANCES
Assets	$24,144,570	$24,034,846	$24,013,594	$22,810,702	$14,983,543
Deposits	19,636,506	19,517,476	19,456,231	18,334,244	11,789,784
Originated loans	10,448,383	9,988,587	9,377,826	8,877,754	8,735,307
Acquired loans, including covered loans, less loss share receivable	3,907,802	4,227,693	4,652,101	4,696,740	856,875
Earning assets	20,903,863	20,593,750	20,276,825	19,609,974	13,408,789
Shareholders' equity	2,733,226	2,673,635	2,661,546	2,571,964	1,715,005
ENDING BALANCES
Assets	$24,498,661	$23,912,028	$24,137,730	$23,534,873	$15,272,484
Deposits	19,811,674	19,533,601	19,489,533	19,119,722	11,925,767
Originated loans	10,826,913	10,213,387	9,789,139	9,132,625	8,779,970
Acquired loans, including covered loans,less loss share receivable	3,726,952	4,025,758	4,401,711	4,926,888	801,239
Goodwill	741,740	741,740	741,740	741,740	460,044
Intangible assets	79,819	82,755	85,447	88,419	6,055
Earning assets	21,715,302	21,048,910	21,297,250	20,772,749	13,905,342
Total shareholders' equity	2,742,966	2,702,894	2,654,645	2,650,909	1,754,850
NOTES:
(a) - Effective April 12, 2013, the Corporation acquired Citizens. Citizens' assets and liabilities were included in the consolidated balance sheet on the date of acquisition at fair value. Citizens' results of operations were included in the consolidated statements of comprehensive income beginning on the date of acquisition.
(b) - The interest income earned on certain earning assets is completely or partially exempt from federal and/or state income taxes. As such, these tax-exempt securities typically yield lower returns than taxable securities. To provide more meaningful comparisons of net interest margins for all earning assets, net interest income on a taxable-equivalent basis is used in calculating net interest margin by increasing the interest earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles in the Consolidated Statements of Comprehensive Income.
(c) - Due to the impact of business combination accounting and protection of FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired loans and covered assets are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends.
(d) - Net income used to determine diluted EPS was reduced by the cash dividends payable on the Corporation's 5.875% Non-Cumulative Perpetual Preferred Stock, Series A of approximately $1.5 million in each of the quarters ended March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and approximately $0.9 million in the quarter ended March 31, 2013.

FirstMerit Corporation Reports First Quarter 2014 EPS Results

(e) - Tangible book value per common share is a non-GAAP financial measure and is calculated based on tangible common equity divided by period end common shares outstanding. Tangible common equity excludes goodwill, intangible assets, and preferred stock. Management believes this non-GAAP measure serves as a useful tool to help evaluate the strength and discipline of a company's capital management strategies and as an additional, conservative measure of total company value.
(f) - The efficiency ratio is calculated as noninterest expense divided by total revenue, excluding net losses on the sale of securities of $0.1 million and $2.8 million in the quarters ended March 31, 2014 and June 30, 2013, respectively, and net gains of $9.0 thousand in the quarter ended March 31, 2013.

FirstMerit Corporation Reports First Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)	March 31,	December 31,	March 31,
(Unaudited, except December 31, 2013, which is derived from the audited financial statements)	2014	2013	2013
ASSETS
Cash and due from banks	$520,976	$571,171	$183,430
Interest-bearing deposits in banks	438,309	346,651	163,673
Total cash and cash equivalents	959,285	917,822	347,103
Investment securities:
Held-to-maturity	3,079,620	2,935,688	665,589
Available-for-sale	3,433,171	3,273,174	3,243,835
Other investments	148,446	180,803	140,984
Loans held for sale	7,143	11,622	14,459
Loans	14,608,613	14,300,972	9,676,802
Allowance for loan losses	(145,060)	(141,252)	(146,788)
Net loans	14,463,553	14,159,720	9,530,014
Premises and equipment, net	323,335	327,054	177,137
Goodwill	741,740	741,740	460,044
Intangible assets	79,819	82,755	6,055
Covered other real estate	59,848	65,234	70,267
Accrued interest receivable and other assets	1,202,701	1,216,416	616,997
Total assets	$24,498,661	$23,912,028	$15,272,484
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$5,595,899	$5,459,029	$3,360,841
Interest-bearing	3,081,658	3,026,735	1,371,359
Savings and money market accounts	8,750,182	8,587,167	5,890,369
Certificates and other time deposits	2,383,935	2,460,670	1,303,198
Total deposits	19,811,674	19,533,601	11,925,767
Federal funds purchased and securities sold under agreements to repurchase	926,195	851,535	826,855
Wholesale borrowings	349,277	200,600	136,003
Long-term debt	324,430	324,428	249,921
Accrued taxes, expenses, and other liabilities	344,119	298,970	379,088
Total liabilities	21,755,695	21,209,134	13,517,634
Shareholders' equity:
5.875% Non-Cumulative Perpetual Preferred stock, Series A, without par value: authorized 115,000 shares; 100,000 issued	100,000	100,000	100,000
Common stock warrant	3,000	3,000	—
Common Stock, without par value; authorized 300,000,000 shares; issued: March 31, 2014 and December 31, 2013 - 170,183,540 shares; March 31, 2013 - 115,121,731 shares	127,937	127,937	127,937
Capital surplus	1,393,749	1,390,643	472,975
Accumulated other comprehensive loss	(55,504)	(66,876)	(24,119)
Retained earnings	1,303,626	1,277,975	1,214,889
Treasury stock, at cost: March 31, 2014 - 5,096,157 December 31, 2013 - 5,127,332 shares; March 31, 2013 - 5,375,905 shares	(129,842)	(129,785)	(136,832)
Total shareholders' equity	2,742,966	2,702,894	1,754,850
Total liabilities and shareholders' equity	$24,498,661	$23,912,028	$15,272,484

FirstMerit Corporation Reports First Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES Period End Loans by Product Type (Unaudited) (Dollars in thousands)
	As of March 31, 2014
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$7,083,192	$1,562,878	$341,267	$8,987,337
Mortgage	555,971	446,374	49,411	1,051,756
Installment	1,835,522	943,354	5,531	2,784,407
Home equity	946,802	283,309	94,828	1,324,939
Credit card	147,917	—	—	147,917
Leases	257,509	—	—	257,509
Subtotal	10,826,913	3,235,915	491,037	14,553,865
Loss share receivable	—	—	54,748	54,748
Total loans	10,826,913	3,235,915	545,785	14,608,613
Allowance for loan losses	(92,116)	(2,974)	(49,970)	(145,060)
Net loans	$10,734,797	$3,232,941	$495,815	$14,463,553

	As of December 31, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$6,648,279	$1,725,970	$375,860	$8,750,109
Mortgage	529,253	470,652	50,679	1,050,584
Installment	1,727,925	1,004,569	6,162	2,738,656
Home equity	920,066	294,424	97,442	1,311,932
Credit card	148,313	—	—	148,313
Leases	239,551	—	—	239,551
Subtotal	10,213,387	3,495,615	530,143	14,239,145
Loss share receivable	—	—	61,827	61,827
Total loans	10,213,387	3,495,615	591,970	14,300,972
Allowance for loan losses	(96,484)	(741)	(44,027)	(141,252)
Net loans	$10,116,903	$3,494,874	$547,943	$14,159,720

	As of September 30, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$6,420,369	$1,963,746	$422,225	$8,806,340
Mortgage	487,283	466,594	52,796	1,006,673
Installment	1,647,095	1,080,298	6,361	2,733,754
Home equity	889,372	306,783	102,908	1,299,063
Credit card	145,113	—	—	145,113
Leases	199,907	—	—	199,907
Subtotal	9,789,139	3,817,421	584,290	14,190,850
Loss share receivable	—	—	69,986	69,986
Total loans	9,789,139	3,817,421	654,276	14,260,836
Allowance for loan losses	(98,291)	—	(45,544)	(143,835)
Net loans	$9,690,848	$3,817,421	$608,732	$14,117,001

	As of June 30, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	5,997,812	$2,267,811	$505,706	$8,771,329
Mortgage	462,427	439,380	56,056	957,863
Installment	1,496,663	1,221,060	7,794	2,725,517
Home equity	845,051	322,111	106,970	1,274,132
Credit card	142,319	—	—	142,319
Leases	188,353	—	—	188,353
Subtotal	9,132,625	4,250,362	676,526	14,059,513
Loss share receivable	—	—	83,910	83,910
Total loans	9,132,625	4,250,362	760,436	14,143,423
Allowance for loan losses	(98,645)	—	(49,069)	(147,714)
Net loans	$9,033,980	$4,250,362	$711,367	$13,995,709

FirstMerit Corporation Reports First Quarter 2014 EPS Results

	As of March 31, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$5,888,337	$—	$621,188	$6,509,525
Mortgage	451,522	—	58,627	510,149
Installment	1,322,795	—	8,081	1,330,876
Home equity	812,458	—	113,343	925,801
Credit card	140,721	—	—	140,721
Leases	164,137	—	—	164,137
Subtotal	8,779,970	—	801,239	9,581,209
Loss share receivable	—	—	95,593	95,593
Total loans	8,779,970	—	896,832	9,676,802
Allowance for loan losses	(98,843)	—	(47,945)	(146,788)
Net loans	$8,681,127	$—	$848,887	$9,530,014

(1) Loans assumed from Citizens. No allowance was brought forward on the date of acquisition in accordance with business combination accounting.
(2) Loans which are covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.

FirstMerit Corporation Reports First Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
AVERAGE CONSOLIDATED BALANCE SHEETS
	Quarterly Periods
(Unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2014	2013	2013	2013	2013
ASSETS
Cash and cash equivalents	$959,071	$1,135,601	$1,415,430	$806,129	$394,896
Investment securities:
Held-to-maturity	2,983,831	2,763,517	2,640,807	1,953,094	637,614
Available-for-sale	3,332,358	3,284,635	3,243,173	3,723,002	2,919,636
Other investments	168,389	253,490	267,743	253,649	140,729
Loans held for sale	6,804	10,248	18,265	17,394	14,884
Loans	14,412,481	14,281,860	14,106,837	13,662,835	9,695,926
Less: allowance for loan losses	138,891	177,628	146,509	146,705	141,735
Net loans	14,273,590	14,104,232	13,960,328	13,516,130	9,554,191
Total earning assets	20,903,863	20,593,750	20,276,825	19,609,974	13,408,789
Premises and equipment, net	327,845	326,632	322,236	299,979	179,381
Accrued interest receivable and other assets	2,092,682	2,156,491	2,145,612	2,241,325	1,142,212
TOTAL ASSETS	$24,144,570	$24,034,846	$24,013,594	$22,810,702	$14,983,543
LIABILITIES
Deposits:
Noninterest-bearing	$5,488,751	$5,546,316	$5,443,800	$5,095,977	$3,321,660
Interest-bearing	3,045,952	2,875,375	2,720,592	2,347,155	1,300,816
Savings and money market accounts	8,698,817	8,544,097	8,570,910	8,210,780	5,835,750
Certificates and other time deposits	2,402,986	2,551,688	2,720,929	2,680,332	1,331,558
Total deposits	19,636,506	19,517,476	19,456,231	18,334,244	11,789,784
Federal funds purchased and securities sold under
agreements to repurchase	884,065	948,959	1,011,991	927,451	906,717
Wholesale borrowings	276,324	200,622	201,012	237,887	136,298
Long-term debt	324,428	324,426	324,424	314,597	155,506
Total funds	21,121,323	20,991,483	20,993,658	19,814,179	12,988,305
Accrued taxes, expenses and other liabilities	290,021	369,728	358,390	424,559	280,233
Total liabilities	21,411,344	21,361,211	21,352,048	20,238,738	13,268,538
SHAREHOLDERS' EQUITY
Preferred stock	100,000	100,000	100,000	100,000	62,222
Common stock warrant	3,000	3,000	3,000	2,637	—
Common stock	127,937	127,937	127,937	127,937	127,937
Capital surplus	1,391,695	1,389,222	1,386,931	1,274,758	473,943
Accumulated other comprehensive loss	(52,940)	(79,431)	(82,598)	(29,033)	(21,247)
Retained earnings	1,293,379	1,262,705	1,256,052	1,225,380	1,209,837
Treasury stock	(129,845)	(129,798)	(129,776)	(129,715)	(137,687)
Total shareholders' equity	2,733,226	2,673,635	2,661,546	2,571,964	1,715,005
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$24,144,570	$24,034,846	$24,013,594	$22,810,702	$14,983,543

FirstMerit Corporation Reports First Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES Average Loans by Product Type (Unaudited) (Dollars in thousands)
	Quarter ended March 31, 2014
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$6,819,522	$1,678,267	$357,033	$8,854,822
Mortgage	538,151	459,842	49,921	1,047,914
Installment	1,771,434	972,711	6,012	2,750,157
Home equity	929,362	288,529	95,487	1,313,378
Credit card	147,265	—	—	147,265
Leases	242,649	—	—	242,649
Subtotal	10,448,383	3,399,349	508,453	14,356,185
Loss share receivable	—	—	56,296	56,296
Total loans	10,448,383	3,399,349	564,749	14,412,481
Less allowance for loan losses	96,789	(617)	42,719	138,891
Net loans	$10,351,594	$3,399,966	$522,030	$14,273,590

	Quarter ended December 31, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$6,526,243	$1,866,064	$400,105	$8,792,412
Mortgage	509,685	472,771	51,304	1,033,760
Installment	1,697,651	1,032,245	6,279	2,736,175
Home equity	905,172	298,212	100,712	1,304,096
Credit card	146,805	—	—	146,805
Leases	203,031	—	—	203,031
Subtotal	9,988,587	3,669,292	558,401	14,216,280
Loss share receivable	—	—	65,580	65,580
Total loans	9,988,587	3,669,292	623,981	14,281,860
Less allowance for loan losses	134,890	(2,091)	44,829	177,628
Net loans	$9,853,697	$3,671,383	$579,152	$14,104,232

	Quarter Ended September 30, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$6,131,423	$2,118,803	$460,242	$8,710,468
Mortgage	472,281	448,206	54,403	974,890
Installment	1,570,124	1,145,824	7,180	2,723,128
Home equity	866,001	312,681	104,762	1,283,444
Credit card	143,637	—	—	143,637
Leases	194,360	—	—	194,360
Subtotal	9,377,826	4,025,514	626,587	14,029,927
Loss share receivable	—	—	76,910	76,910
Total loans	9,377,826	4,025,514	703,497	14,106,837
Less allowance for loan losses	97,693	68	48,748	146,509
Net loans	$9,280,133	$4,025,446	$654,749	$13,960,328

	Quarter Ended June 30, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$5,888,935	$2,141,015	$575,859	$8,605,809
Mortgage	453,813	408,723	56,825	919,361
Installment	1,388,765	1,107,076	7,912	2,503,753
Home equity	831,243	288,254	111,076	1,230,573
Credit card	141,785	—	—	141,785
Leases	173,213	—	—	173,213
Subtotal	8,877,754	3,945,068	751,672	13,574,494
Loss share receivable	—	—	88,341	88,341
Total loans	8,877,754	3,945,068	840,013	13,662,835
Less allowance for loan losses	99,411	—	47,294	146,705
Net loans	$8,778,343	$3,945,068	$792,719	$13,516,130

FirstMerit Corporation Reports First Quarter 2014 EPS Results

	Quarter ended March 31, 2013
	Originated Loans	Acquired Loans (1)	Covered Loans (2)	Total Loans
Commercial	$5,859,818	$—	$673,815	$6,533,633
Mortgage	448,589	—	60,391	508,980
Installment	1,325,016	—	8,118	1,333,134
Home equity	806,936	—	114,551	921,487
Credit card	144,159	—	—	144,159
Leases	150,789	—	—	150,789
Subtotal	8,735,307	—	856,875	9,592,182
Loss share receivable	—	—	103,744	103,744
Total loans	8,735,307	—	960,619	9,695,926
Less allowance for loan losses	98,660	—	43,075	141,735
Net loans	$8,636,647	$—	$917,544	$9,554,191

(1) Loans assumed from Citizens. No allowance was brought forward on the date of acquisition in accordance with business combination accounting.
(2) Loans which are covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.

FirstMerit Corporation Reports First Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBIDARIES
AVERAGE CONSOLIDATED BALANCE SHEETS
Fully Tax-equivalent Interest Rates and Interest Differential

	Three months ended			Three months ended			Three months ended
	March 31, 2014			December 31, 2013			March 31, 2013
(Unaudited)	Average		Average	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate
ASSETS
Cash and cash equivalents	$959,071			$1,135,601			$394,896
Investment securities and federal funds sold:
U.S. treasury securities and U.S. government agency obligations (taxable)	5,151,341	$25,910	2.04%	4,895,147	$24,236	1.96%	2,790,039	$16,294	2.37%
Obligations of states and political subdivisions (tax exempt)	739,875	8,613	4.72%	728,408	8,609	4.69%	541,014	6,595	4.94%
Other securities and federal funds sold	593,362	6,112	4.18%	678,087	6,445	3.77%	366,926	2,944	3.25%
Total investment securities and federal funds sold	6,484,578	40,635	2.54%	6,301,642	39,290	2.47%	3,697,979	25,833	2.83%
Loans held for sale	6,804	59	3.53%	10,248	92	3.56%	14,884	144	3.92%
Loans, including loss share receivable (2)	14,412,481	171,135	4.82%	14,281,860	177,275	4.92%	9,695,926	99,006	4.14%
Total earning assets	20,903,863	211,829	4.11%	20,593,750	216,657	4.17%	13,408,789	124,983	3.78%
Allowance for loan losses	(138,891)			(177,628)			(141,735)
Other assets	2,420,527			2,483,123			1,321,593
Total assets	$24,144,570			$24,034,846			$14,983,543
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$5,488,751	—	—%	$5,546,316	—	—%	$3,321,660	—	—%
Interest-bearing	3,045,952	737	0.10%	2,875,375	759	0.10%	1,300,816	318	0.10%
Savings and money market accounts	8,698,817	5,559	0.26%	8,544,097	6,127	0.28%	5,835,750	5,315	0.37%
Certificates and other time deposits	2,402,986	2,464	0.42%	2,551,688	2,500	0.39%	1,331,558	2,063	0.63%
Total deposits	19,636,506	8,760	0.18%	19,517,476	9,386	0.19%	11,789,784	7,696	0.26%
Securities sold under agreements to repurchase	884,065	197	0.09%	948,959	291	0.12%	906,717	313	0.14%
Wholesale borrowings	276,324	1,129	1.66%	200,622	938	1.85%	136,298	850	2.53%
Long-term debt	324,428	3,890	4.86%	324,426	3,897	4.77%	155,506	1,748	4.56%
Total interest bearing liabilities	15,632,572	13,976	0.36%	15,445,167	14,512	0.37%	9,666,645	10,607	0.45%
Other liabilities	290,021			369,728			280,233
Shareholders' equity	2,733,226			2,673,635			1,715,005
Total liabilities and shareholders' equity	$24,144,570			$24,034,846			$14,983,543
Net yield on earning assets	$20,903,863	$197,853	3.84%	$20,593,750	$202,145	3.89%	$13,408,789	$114,376	3.46%
Interest rate spread			3.75%			3.80%			3.34%

(1) The net yield on earning assets is calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal and/or state income taxes. As such, these tax-exempt securities typically yield lower returns than taxable securities. To provide more meaningful comparisons of net interest margins for all earning assets, net interest income on a taxable-equivalent basis is used in calculating net interest margin by increasing the interest earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles in the Consolidated Statements of Comprehensive Income. The taxable-equivalent adjustments to net interest income were $4.0 million, $4.1 million and $3.0 million for the three months ended March 31, 2014, December 31, 2013 and March 31, 2013, respectively.
(2) Nonaccrual loans have been included in the average balances.

FirstMerit Corporation Reports First Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
	(Unaudited)	Quarters Ended
	(Dollars in thousands except per share data)	March 31,
		2014	2013
	Interest income:
	Loans and loans held for sale	$170,514	$98,672
	Investment securities:
	Taxable	32,022	19,239
	Tax-exempt	5,340	4,045
	Total investment securities interest	37,362	23,284
	Total interest income	207,876	121,956
	Interest expense:
	Deposits:
	Interest-bearing	737	318
	Savings and money market accounts	5,559	5,315
	Certificates and other time deposits	2,464	2,063
	Securities sold under agreements to repurchase	197	313
	Wholesale borrowings	1,129	850
	Long-term debt	3,890	1,748
	Total interest expense	13,976	10,607
	Net interest income	193,900	111,349
	Provision for loan losses	14,536	9,946
	Net interest income after provision for loan losses	179,364	101,403
	Noninterest income:
	Trust department income	9,748	5,741
	Service charges on deposits	16,648	12,585
	Credit card fees	12,152	10,222
	ATM and other service fees	5,819	3,335
	Bank owned life insurance income	3,582	4,897
	Investment services and insurance	3,516	2,415
	Investment securities gains/(losses), net	56	(9)
	Loan sales and servicing income	3,730	7,863
	Other operating income	12,019	10,343
	Total noninterest income	67,270	57,392
	Noninterest expenses:
	Salaries, wages, pension and employee benefits	89,013	57,906
	Net occupancy expense	17,014	8,282
	Equipment expense	11,911	7,349
	Stationery, supplies and postage	4,108	2,096
	Bankcard, loan processing and other costs	10,834	7,840
	Professional services	5,359	5,410
	Amortization of intangibles	2,936	317
	FDIC insurance expense	5,971	3,526
	Other operating expense	22,185	13,420
	Total noninterest expenses	169,331	106,146
	Income before income tax expense	77,303	52,649
	Income tax expense	23,848	15,303
	Net income	$53,455	$37,346
Less:	Net income allocated to participating shareholders	380	380
	Preferred stock dividends	1,469	930
	Net income attributable to common shareholders	$51,606	$36,036
	Net income used in diluted EPS calculation	$51,606	$36,036
	Weighted average number of common shares outstanding - basic	165,060	109,689
	Weighted average number of common shares outstanding - diluted	166,004	110,238
	Basic earnings per common share	$0.31	$0.33
	Diluted earnings per common share	$0.31	$0.33
	Dividend per common share	$0.16	$0.16

FirstMerit Corporation Reports First Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)	Quarter Ended
(Dollars in thousands)	March 31, 2014
	Pretax	Tax	After-tax
Net Income	$77,303	$23,848	$53,455
Other comprehensive income/(loss)
Unrealized gains and losses on securities available for sale:
Changes in unrealized securities' holding gains/(losses)	18,044	6,315	11,729
Changes in unrealized securities' holding gains/(losses) that result from securities being transferred into available-for-sale from held-to-maturity	(494)	(173)	(321)
Net losses/(gains) realized on sale of securities reclassified to noninterest income	(56)	(20)	(36)
Net change in unrealized gains/(losses) on securities available for sale	17,494	6,122	11,372
Total other comprehensive gains/(losses)	17,494	6,122	11,372
Comprehensive income	$94,797	$29,970	$64,827

	Quarter Ended
	March 31, 2013
	Pretax	Tax	After-tax
Net Income	$52,649	$15,303	$37,346
Other comprehensive income (loss)
Unrealized gains and losses on securities available for sale:
Changes in unrealized securities' holding gains/(losses)	(11,633)	(4,072)	(7,561)
Changes in unrealized securities' holding gains/(losses) that result from securities being transferred into available-for-sale from held-to-maturity	(552)	(193)	(359)
Net losses/(gains) realized on sale of securities reclassified to noninterest income	9	3	6
Net change in unrealized gains/(losses) on securities available for sale	(12,176)	(4,262)	(7,914)
Total other comprehensive gains/(losses)	(12,176)	(4,262)	(7,914)
Comprehensive income	$40,473	$11,041	$29,432

FirstMerit Corporation Reports First Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME---LINKED QUARTERS

	Quarterly Results
(Unaudited)	2014	2013	2013	2013	2013
(Dollars in thousands, except share data)	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Loans and loans held for sale	$170,514	$176,559	$182,107	$178,535	$98,672
Investment securities	37,362	36,021	35,390	35,236	23,284
Total interest income	207,876	212,580	217,497	213,771	121,956
Interest expense
Deposits:
Interest-bearing	737	759	809	656	318
Savings and money market accounts	5,559	6,127	6,495	6,469	5,315
Certificates and other time deposits	2,464	2,500	1,712	3,374	2,063
Securities sold under agreements to repurchase	197	291	306	329	313
Wholesale borrowings	1,129	938	936	1,169	850
Long-term debt	3,890	3,897	3,899	3,743	1,748
Total interest expense	13,976	14,512	14,157	15,740	10,607
Net interest income	193,900	198,068	203,340	198,031	111,349
Provision for loan losses	14,536	10,050	6,379	7,309	9,946
Net interest income after provision for loan losses	179,364	188,018	196,961	190,722	101,403
Noninterest income:
Trust department income	9,748	10,255	9,608	9,167	5,741
Service charges on deposits	16,648	19,084	22,146	20,582	12,585
Credit card fees	12,152	12,414	13,588	14,317	10,222
ATM and other service fees	5,819	5,659	5,216	4,945	3,335
Bank owned life insurance income	3,582	4,037	4,351	3,641	4,897
Investment services and insurance	3,516	3,530	3,403	3,429	2,415
Investment securities gains/(losses), net	56	—	—	(2,794)	(9)
Loan sales and servicing income	3,730	3,577	3,644	7,985	7,863
Other operating income	12,019	13,864	9,134	8,167	10,343
Total noninterest income	67,270	72,420	71,090	69,439	57,392
Noninterest expenses:
Salaries, wages, pension and employee benefits	89,013	93,621	97,390	105,099	57,906
Net occupancy expense	17,014	14,066	13,816	13,346	8,282
Equipment expense	11,911	13,177	11,040	10,309	7,349
Stationery, supplies and postage	4,108	4,895	3,801	3,407	2,096
Bankcard, loan processing and other costs	10,834	10,886	40,786	12,417	7,840
Professional services	5,359	8,358	9,768	17,144	5,410
Amortization of intangibles	2,936	2,692	2,972	2,411	317
FDIC insurance expense	5,971	5,106	4,925	4,149	3,526
Other operating expense	22,185	25,819	26,101	20,606	13,420
Total noninterest expenses	169,331	178,620	210,599	188,888	106,146
Income before income tax expense	77,303	81,818	57,452	71,273	52,649
Income tax expense	23,848	24,644	16,737	22,823	15,303
Net income	53,455	57,174	40,715	48,450	37,346
Less: Income allocated to participating shareholders	380	441	310	383	380
Preferred stock dividends	1,469	1,469	1,469	1,469	930
Net income attributable to common shareholders	$51,606	$55,264	$38,936	$46,598	$36,036
Net income used in diluted EPS calculation	$51,606	$55,264	$38,936	$46,598	$36,036
Weighted-average number of common shares outstanding - basic	165,060	165,054	165,044	157,863	109,689
Weighted-average number of common shares outstanding- diluted	166,004	166,097	165,874	158,390	110,238
Basic earnings per common share	$0.31	$0.33	$0.24	$0.30	$0.33
Diluted earnings per common share	$0.31	$0.33	$0.23	$0.29	$0.33

FirstMerit Corporation Reports First Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
ASSET QUALITY INFORMATION (excluding acquired loans and covered assets) (a)

	(Unaudited)					(Audited)
(Dollars in thousands, except ratios)	Quarterly Periods					Annual Period
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
Allowance for Credit Losses	2014	2013	2013	2013	2013	2013
Allowance for originated loan losses, beginning of period	$96,484	$98,291	$98,645	$98,843	$98,942	$98,942
Provision for originated loan losses	3,654	1,552	2,523	3,151	5,808	13,034
Charge-offs	13,160	9,913	8,515	10,969	10,776	40,173
Recoveries	5,138	6,554	5,638	7,620	4,869	24,681
Net charge-offs	8,022	3,359	2,877	3,349	5,907	15,492
Allowance for originated loan losses, end of period	$92,116	$96,484	$98,291	$98,645	$98,843	$96,484
Reserve for unfunded lending commitments,
beginning of period	$7,907	$8,493	$8,114	$4,941	$5,433	$5,433
Provision for (relief of) credit losses	(426)	(586)	379	3,173	(492)	2,474
Reserve for unfunded lending commitments,
end of period	$7,481	$7,907	$8,493	$8,114	$4,941	$7,907
Allowance for Credit Losses	$99,597	$104,391	$106,784	$106,759	$103,784	$104,391
Ratios
Provision for loan losses to average loans	0.14%	0.06%	0.11%	0.14%	0.27%	0.14%
Net charge-offs to average loans	0.31%	0.13%	0.12%	0.15%	0.27%	0.17%
Allowance for loan losses to period-end loans	0.85%	0.94%	1.00%	1.08%	1.13%	0.94%
Allowance for credit losses to period-end loans	0.92%	1.02%	1.09%	1.17%	1.18%	1.02%
Allowance for loan losses to nonperforming loans	212.01%	228.62%	276.19%	216.97%	242.21%	228.62%
Allowance for credit losses to nonperforming loans	229.23%	247.35%	300.06%	234.82%	254.32%	247.35%
Asset Quality
Impaired originated loans:
Nonaccrual	$27,122	$25,674	$19,140	$28,935	$23,843	$25,674
Other nonperforming loans:
Nonaccrual	16,326	16,529	16,448	16,529	16,966	16,529
Total nonperforming loans	43,448	42,203	35,588	45,464	40,809	42,203
Other real estate ("ORE")	19,263	18,680	19,838	20,713	11,422	18,680
Total nonperforming assets ("NPAs")	$62,711	$60,883	$55,426	$66,177	$52,231	$60,883
NPAs to period-end loans + ORE	0.58%	0.60%	0.57%	0.72%	0.59%	0.60%
Accruing originated loans past due 90 days or more	$11,860	$11,176	$12,452	$11,760	$12,393	$11,176
(a) Due to the impact of business combination accounting and protection of FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired and covered loans are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends.

FirstMerit Corporation Reports First Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
NONINTEREST INCOME AND NONINTEREST EXPENSE DETAIL

(Unaudited)
(Dollars in thousands)
	2014	2013	2013	2013	2013
QUARTERLY NONINTEREST INCOME DETAIL	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Trust department income	$9,748	$10,255	$9,608	$9,167	$5,741
Service charges on deposits	16,648	19,084	22,146	20,582	12,585
Credit card fees	12,152	12,414	13,588	14,317	10,222
ATM and other service fees	5,819	5,659	5,216	4,945	3,335
Bank owned life insurance income	3,582	4,037	4,351	3,641	4,897
Investment services and insurance	3,516	3,530	3,403	3,429	2,415
Investment securities gains/(losses), net	56	—	—	(2,794)	(9)
Loan sales and servicing income	3,730	3,577	3,644	7,985	7,863
Other operating income	12,019	13,864	9,134	8,167	10,343
Total Noninterest Income	$67,270	$72,420	$71,090	$69,439	$57,392
	2014	2013	2013	2013	2013
QUARTERLY NONINTEREST EXPENSE DETAIL	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Salaries and wages	$71,669	$76,685	$79,369	$85,680	$46,391
Pension and employee benefits	17,344	16,936	18,021	19,419	11,515
Net occupancy expense	17,014	14,066	13,816	13,346	8,282
Equipment expense	11,911	13,177	11,040	10,309	7,349
Taxes, other than income taxes	2,774	2,618	2,785	2,891	1,922
Stationery, supplies and postage	4,108	4,895	3,801	3,407	2,096
Bankcard, loan processing and other costs	10,834	10,886	40,786	12,417	7,840
Advertising	3,516	4,855	4,432	3,745	2,070
Professional services	5,359	8,358	9,768	17,144	5,410
Telephone	2,908	3,427	3,326	2,728	1,177
Amortization of intangibles	2,936	2,692	2,972	2,411	317
FDIC insurance expense	5,971	5,106	4,925	4,149	3,526
Other operating expense	12,987	14,919	15,558	11,242	8,251
Total Noninterest Expense	$169,331	$178,620	$210,599	$188,888	$106,146

FirstMerit Corporation Reports First Quarter 2014 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
ALLOWANCE FOR ORIGINATED LOAN LOSSES - Net Charge-off Detail (excluding acquired and covered loans) (a)

(Unaudited)	Quarters Ended		Year Ended
(Dollars in thousands)	March 31,		December 31,
	2014	2013	2013
Allowance for originated loan losses - beginning of period	$96,484	$98,942	$98,942
Loans charged off:
Commercial	5,153	2,672	7,637
Mortgage	559	270	1,903
Installment	4,584	4,594	16,683
Home equity	838	1,306	5,036
Credit cards	1,455	1,403	5,541
Leases	—	—	1,237
Overdrafts	571	531	2,136
Total	13,160	10,776	40,173
Recoveries:
Commercial	1,029	1,245	9,012
Mortgage	38	43	230
Installment	2,738	2,469	10,459
Home equity	699	347	2,492
Credit cards	418	513	1,841
Manufactured housing	11	27	60
Leases	—	89	100
Overdrafts	205	136	487
Total	5,138	4,869	24,681
Net charge-offs	8,022	5,907	15,492
Provision for originated loan losses	3,654	5,808	13,034
Allowance for originated loan losses-end of period	$92,116	$98,843	$96,484

Average originated loans	$10,448,383	$8,735,307	$9,252,555
Ratio (annualized) to average originated loans:
Originated net charge-offs	0.31%	0.27%	0.17%
Provision for originated loan losses	0.14%	0.27%	0.14%
Originated Loans, period-end	$10,826,913	$8,779,970	$10,213,387

Allowance for credit losses:	$99,597	$103,784	$104,391
To (annualized) net charge-offs	3.06	4.33	6.74
Allowance for originated loan losses:
To period-end originated loans	0.85%	1.13%	0.94%
To (annualized) net originated charge-offs	2.83	4.13	6.23

(a) Due to the impact of business combination accounting and protection of FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired and covered loans are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends.